SECURITY AGREEMENT dated as of November 13, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually a "Pledgor and Guarantor" and, collectively, the Pledgors and Guarantors, and collectively, together with the Issuer, the "Grantors") and CITICORP USA, Inc., a Delaware corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined herein).

Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, Citibank, N.A., a national banking association, as trustee (in such capacity, the "Trustee") and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001, among the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Issuer, each Pledgor and Guarantor party thereto and the Collateral Agent. Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture and, if not defined in the Indenture, in the Restructuring Agreement.

The Holders have agreed to purchase the Notes, upon the terms and subject to the conditions specified in the Restructuring Agreement and the Indenture. The Issuer has agreed to issue such Notes, upon the terms and subject to the conditions specified in the Restructuring Agreement and the Indenture. Each Pledgor and Guarantor has agreed to guarantee, among other things, all the obligations of the Issuer under the Indenture on a senior subordinated basis as set forth in Article 12 of the Indenture and Article II of the Guarantee Agreement. The obligations of the Holders to purchase the notes are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption, retirement, repurchase or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuer and the Pledgors and Guarantors to the Secured Parties under the Indenture, the Notes and the Security Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the Pledgors and Guarantors under or pursuant to the Indenture, the Notes and the Security Documents (all the monetary and other obligations described in the preceding clauses (a) and (b) being collectively called the "Indenture Obligations").

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I
Definitions

SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

"Account Debtor" means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

"Accounts" means all "accounts" (as defined in UCC) of any Grantor and shall include any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

"Accounts Receivable" means all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

"Chattel Paper" has the meaning assigned to such term in the UCC.

"Collateral" means all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts, (g) Investment Property (h) Chattel Paper, (i) Instruments, (j) Deposit Accounts and (k) Proceeds, in each case whether or now or hereafter existing.

"Commodity Account" means an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

"Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

"Commodity Customer" means a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

"Commodity Intermediary" means (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

"Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

"Copyrights" means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

"Deposit Accounts" has the meaning assigned to such term in the UCC.

"Documents" means all instruments, promissory notes, files, records, ledger sheets and documents covering or relating to any of the Collateral.

"Entitlement Holder" means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

"Equipment" means "equipment" (as defined in the UCC) of any Grantor and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

"Financial Asset" means (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset means either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

"Fixtures" means all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

"General Intangibles" means all "general intangibles" (as defined in the UCC) of any Grantor and shall include choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

"Instrument" has the meaning assigned to such term in the UCC.

"Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

"Indenture" has the meaning assigned to such term in the preliminary statement of this Agreement.

"Indenture Obligations" has the meaning assigned to such term in the preliminary statement of this Agreement.

"Inventory" means "inventory" (as defined in the UCC) of any Grantor and shall include all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

"Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

"License" means any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

"Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

"Patents" means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

"Perfection Certificate" means a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer or Financial Officer of the Issuer.

"Proceeds" means "proceeds" (as defined in the UCC) of any Grantor and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, any property collected on or distributed on account of the Collateral, any rights arising out of the Collateral, and shall include, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Revolver Obligations" has the meaning assigned to such term in the Revolving Loan Documentation.

"Revolving Loan Documentation" means the Revolving Credit Agreement dated as of November 13, 2001 among the Issuer, the Lenders party thereto and Citicorp USA, Inc., a Delaware corporation, as Administrative Agent and collateral agent, together with the guarantee agreement, the security agreement, the pledge agreement and the indemnity, subrogation and contribution agreement attached as exhibits to such Revolving Credit Agreement and any other security documents executed in connection therewith.

"Secured Parties" means (a) the Holders, (b) the Trustee, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Transaction Document and (e) the successors and assigns of each of the foregoing.

"Securities" means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

"Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

"Security Documents" means the Guarantee Agreement and the Security Agreement, the Collateral Assignment, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 of the Indenture to secure any of the Indenture Obligations.

"Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

"Security Interest" has the meaning assigned to such term in Section 2.01.

"Security Intermediary" means (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

"Texas Instruments Agreements" means the Shareholders' Agreement dated as of May 16, 1995, by and between Texas Instruments Incorporated and the Issuer, as amended; Technology Transfer Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, the Issuer and MEMC Southwest Inc.; Texas Instruments Incorporated Purchase Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, MEMC Southwest Inc. and the Issuer, as amended; Master Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Chemical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Information Systems and Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Telephone Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Human Resources Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Medical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Purchasing and Inventory Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Environmental, Health and Safety Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Issuer; Agreement Regarding Health & Dental Administrative Expenses dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Issuer.

"Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

"Trademarks" means all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

"Transaction Documents" means the Indenture, the Restructuring Agreement, the Registration Rights Agreement and the Security Documents.

"Trustee" has the meaning set forth in the preamble.

"UCC" means the Uniform Commercial Code as in effect from time to time in the state of New York.

SECTION 1.02. Rules of Interpretation. The rules of construction specified in Section 1.03 of the Indenture shall be applicable to this Agreement.

ARTICLE II
Security Interest

SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Indenture Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in, to and under the Collateral (the "Security Interest"); provided that the Security Interest shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary, (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sbn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation, (iii) the Texas Instruments Agreements or (iv) any General Intangible that is, by its terms, not assignable, so long as the failure of the Grantors to maintain such General Intangible would not result in a Material Adverse Effect. Such Security Interest shall be subject to the prior lien and security interest granted under the Revolving Loan Documentation as security for the payment or performance, as the case may be, in full of the Revolver Obligations (the "Senior Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent, the Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III
Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent, the Trustee and the Secured Parties that:

SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained. The Security Interest granted hereby is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Issuer and MEMC Pasadena.

SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Appropriately completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(b) Each Grantor shall ensure that fully executed security agreements in the form hereof (or short-form supplements to this Agreement in form and substance satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Indenture Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section261 or 15 U.S.C. Section1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. Section205 and otherwise as may be required to pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Indenture. For the avoidance of doubt (and in each place where this agreement makes reference to Liens permitted pursuant to Section 6.02 of the Indenture), the Senior Security Interest shall be considered a Lien expressly permitted pursuant to Section 6.02 of the Indenture.

SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Indenture. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Indenture.

ARTICLE IV
Covenants

SECTION 4.01. Issue Date Requirements. As of the Issue Date for the Notes, the Issuer shall:

(a) furnish, to the Collateral Agent and the Trustee, a completed Perfection Certificate (in substantially the form of Annex 1 hereto) dated the Issue Date and signed by an executive officer or Financial Officer of the Issuer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Issuer and the Pledgors and Guarantors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent and the Trustee that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 of the Indenture or have been released;

(b) provide, to the Trustee and the Collateral Agent, a certificate stating that the insurance required by Section 5.08 of the Indenture and the Security Documents is in effect.

SECTION 4.02. Changes with respect to Collateral. Each of the Grantors shall promptly notify the Trustee and the Collateral Agent in writing of any change (i) in its legal name, (ii) in its jurisdiction of organization or formation, (iii) in the location of its chief executive office or principal place of business, (iv) in its identity or legal or organizational structure or (v) in its organization identification number or its Federal Taxpayer Identification Number. None of the Grantors shall effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral (subject only to the Liens expressly permitted pursuant to Section 6.02 of the Indenture). Each Grantor shall promptly notify the Collateral Agent if any material portion of the Collateral owned or held by or on behalf of such Grantor is damaged or destroyed.

SECTION 4.03. Records.  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent an updated Perfection Certificate, noting all material changes, if any, since the date of the most recent Perfection Certificate.

SECTION 4.04. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Indenture.

SECTION 4.05. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary or as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

SECTION 4.06. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Holder in accordance with and subject to the provisions set forth in Section 5.09 of the Indenture.

SECTION 4.07. Taxes; Encumbrances. At its option, the Collateral Agent may, but is under no obligation to, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Indenture, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Indenture or this Agreement and such failure shall continue beyond any applicable notice and cure period, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.07 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.

SECTION 4.08. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 4.09. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent, the Trustee and the Secured Parties from and against any and all liability for such performance; provided that such indemnity shall not be available, as to the Collateral Agent and the Secured Parties, to the extent that such liability resulted from the gross negligence or willful misconduct of the Collateral Agent or a Secured Party.

SECTION 4.10. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Indenture. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold or consigned in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Indenture or any other Transaction Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

SECTION 4.11. Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent's prior written consent, which consent shall not be unreasonably withheld, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 4.12. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.08 of the Indenture. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, but is under no obligation to, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.12, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Indenture Obligations secured hereby.

SECTION 4.13. Legend. If any Accounts Receivable of any Grantor are evidenced by Chattel Paper, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, such Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 4.14. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark, to the extent permitted by existing technology, any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws pursuant to which each such Patent is issued.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude any findings of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law pursuant to which each such Trademark is issued and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws pursuant to which each such Copyright is issued.

(d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any such Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly thereafter informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as are necessary or as the Collateral Agent may request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V
Power of Attorney

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right but not the obligation, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Transaction Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Transaction Document, by law or otherwise.

ARTICLE VI
Remedies

SECTION 6.01. Subordination. Notwithstanding anything to the contrary contained in this Security Agreement, all rights and remedies set forth in this Security Agreement shall be subject to the subordination provisions set forth in Article 12 of the Indenture and Article II of the Guarantee Agreement.

SECTION 6.02. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any or all of the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent (except to the extent assignment, transfer or conveyance thereof would result in a loss of said Intellectual Property), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Indenture Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Indenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 6.03. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of any Revolver Obligations outstanding, to the extent the Revolving Loan Documentation is in force;

SECOND, to the payment of all costs and expenses incurred by the Trustee or the Collateral Agent (in its capacity as such hereunder or under any other Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Transaction Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

THIRD, to the payment in full of the Indenture Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Indenture Obligations owed to them on the date of any such distribution); and

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 6.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VII
Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor and Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Issuer.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Transaction Document, any agreement with respect to any of the Indenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Indenture Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Indenture Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the issuance of the Notes and their purchase by the Holders, regardless of any investigation made by the Holders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Transaction Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

(b) Without limitation of its indemnification obligations under the other Transaction Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

(c) Any such amounts payable as provided hereunder shall be additional Indenture Obligations secured hereby and by the other Transaction Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any amounts due under the Indenture or the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Collateral Agent or any Holder. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Trustee and the Secured Parties under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Transaction Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 10 of the Indenture.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Pledgor and Guarantor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Pledgor and Guarantor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Pledgor and Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Pledgor and Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Pledgor and Guarantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.13. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Trustee or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each Grantor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.15. Termination. This Agreement and the Security Interest shall terminate when all the Indenture Obligations have been indefeasibly paid in full and there are no longer any Notes outstanding, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that such Grantor ceases to be a Pledgor and Guarantor pursuant to a transaction permitted under the Transaction Documents, at which time the Collateral Agent shall execute and deliver to any Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such release.

SECTION 7.16. Additional Grantors. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter into this Agreement as a Grantor upon becoming a Domestic Subsidiary. Upon execution and delivery by the Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 2 hereto, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MEMC ELECTRONIC MATERIALS, INC. By:___/s/ James M. Stolze___________ Name: James M. Stolze Title: Executive Vice President, Chief Financial Officer

By:___/s/ Kenneth L. Young_________ Name: Kenneth L. Young Title: Treasurer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO, as a Pledgor and Guarantor

By:___/s/ Kenneth L. Young_________________
Name: Kenneth L. Young, in his capacity as Treasurer
for each of the Subsidiaries listed on Schedule I hereto

Citicorp USA, Inc, as Collateral Agent By:_ /s/ Edward T. Crook______________ Name: Edward T. Crook Title: Managing Director and Vice President

Schedule I to the
Security Agreement

GUARANTORS

Schedule II to the
Security Agreement

COPYRIGHTS
DOCKET	DESCRIPTION	MW#

Schedule III to the
Security Agreement

LICENSES
THIRD PARTY	TITLE OF AGREEMENT OR ITEM	EFFECTIVE DATE

Schedule IV to the
Security Agreement

PATENTS
DOCKET #	TITLE	FIRST INVENTOR

Schedule V to the
Security Agreement

TRADEMARKS
TRADEMARK	COUNTRIES	STATUS

Annex 1 to the
Security Agreement

[Form of]
PERFECTION CERTIFICATE

Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among MEMC Electronic Materials, Inc., a Delaware corporation (the "Issuer"), Citibank, N.A., a national banking association, as trustee (in such capacity, the "Trustee") and Citicorp USA, Inc., a Delaware corporation, as Collateral Agent (in such capacity, the "Collateral Agent") (b) the Restructuring Agreement (the "Restructuring Agreement") dated as of November 13, 2001 between the Issuer and TPG Wafer Holdings LLC, (c) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Issuer, each Pledgor and Guarantor party thereto and the Collateral Agent and (d) the Security Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among the Issuer, each Pledgor and Guarantor party thereto (such Pledgors and Guarantors, collectively, together with the Issuer, the "Grantors") and the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture and, if not defined in the Indenture, in the Restructuring Agreement.

The undersigned, a Financial Officer of Issuer, hereby certify to the Collateral Agent and each other Secured Party as follows:

1. Names. (a) The exact corporate name and jurisdiction of organization of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

(b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable, Instruments and Documents (with each location at which Chattel Paper, if any, is kept being indicated by an "*"):

Grantor	Mailing Address	County	State

(c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b) above:

Grantor	Mailing Address	County	State

(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor	Mailing Address	County	State

(e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. UCC Filings. Financing statements in substantially the form of Schedule 4 hereto have been prepared for filing in the UCC filing office in each jurisdiction where a Grantor is organized as identified in Section 1 hereof and where any Collateral constituting fixtures is located as identified in Section 2 hereof.

5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing is to be made.

6. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 4 above have been paid or provided for.

7. Stock Ownership. Attached hereto as Schedule 7 is a true and correct list of all the duly authorized, issued and outstanding Equity Interests of each Subsidiary (including the Issuer) and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 7 is each Equity Interest of the Issuer and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

8. Notes. Attached hereto as Schedule 8 is a true and correct list of all notes held by the Issuer and each Subsidiary and all intercompany notes between the Issuer and each Subsidiary and between each Subsidiary and each other such Subsidiary.

9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Issuer to any Subsidiary or made by any Subsidiary to the Issuer or to any other Subsidiary , which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Issuer or any Subsidiary.

10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the entity that owns such property as such name appears in its certificate of formation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this __th day of November, 2001.

MEMC ELECTRONIC MATERIALS, INC. By_____________________________ Name: James M. Stolze Title: Executive Vice President, Chief Financial Officer

Annex 2 to the
Security Agreement

SUPPLEMENT NO. [ ] dated as of [ ], to the Security Agreement dated as of November 13, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), each subsidiary of the Issuer listed on Schedule I thereto (each such subsidiary individually a "Pledgor and Guarantor" and, collectively, the "Pledgors and Guarantors," and the Pledgors and Guarantors, collectively, together with the Issuer, the "Grantors") and Citicorp USA, Inc., a Delaware corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

A. Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, Citibank, N.A., as trustee (in such capacity, the "Trustee") and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001, among the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Issuer, the Pledgors and Guarantors and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Indenture.

C. The Grantors have entered into the Security Agreement in order to induce the Holders to purchase the Notes. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter in to this Agreement as a Grantor upon becoming a Domestic Subsidiary. Section 7.16 of the Security Agreement provides that such Domestic Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the "New Grantor") is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement, as consideration for the Holders' previous purchase of the Notes.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.16 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Indenture Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct statement of the exact corporate name and jurisdiction of organization of the New Grantor and a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Issuer.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR] By_____________________________ Name: Title: Address:

Citicorp USA, Inc., as Collateral Agent By_____________________________ Name: Title:

Schedule I
to Supplement No. [ ]
to the Security Agreement

LOCATION OF COLLATERAL

Description	Location